UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

11975 El Camino Real, Suite 300, San Diego, CA 92130

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2012, Apricus Biosciences, Inc.’s wholly-owned subsidiary, NexMed (USA), Inc. (the “Company”), entered into an exclusive license and collaboration agreement with Sandoz, a division of Novartis (“Sandoz”), to market Company's Vitaros® drug for the treatment of erectile dysfunction in Germany.

Pursuant to the collaboration, Sandoz will pay the Company up to €21 million – divided into a fixed upfront payment and specific regulatory and potential commercial milestones – as well as, double digit royalties on net sales. Total upfront and milestone payments represent approximately $28 million based on the current exchange rate.

Vitaros® is approved for marketing in Canada and an application for marketing approval in Europe has been filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

Date: February 15, 2012

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